Calculation of Filing Fee Tables
S-8
ExlService Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	457(a)	7,897,299	$ 47.88	$ 378,122,676.12	0.0001531	$ 57,890.58
2	Equity	Common Stock, par value $0.01 per share	457(a)	1,053,982	$ 47.88	$ 50,464,658.00	0.0001531	$ 7,726.14
Total Offering Amounts:						$ 428,587,334.12		$ 65,616.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 65,616.72
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate number of securities as may become issuable pursuant to the provisions of the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan (the "2018 Plan") and the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of common stock. (2) Represents (i) 6,797,299 shares reserved for issuance under the 2025 Plan, plus (ii) 1,100,000 shares, which represents the estimated number of shares that will become authorized for issuance under the 2025 Plan upon the cancellation, termination, or net or cash settlement of awards. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $47.88 per share, which is the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq Global Select Market on June 16, 2025.

[2]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement covers an indeterminate number of securities as may become issuable pursuant to the provisions of the ExlService Holdings, Inc. 2018 Omnibus Incentive Plan (the "2018 Plan") and the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of common stock. (2) Represents (i) 253,982 shares available for future issuance under the 2018 Plan by reason of additional shares made available for issuance pursuant to the 2018 Plan, plus (ii) 800,000 shares, which represents the estimated number of shares that will become authorized for issuance under the 2018 Plan in the future upon the cancellation, termination, or net or cash settlement of outstanding awards. (3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $47.88 per share, which is the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq Global Select Market on June 16, 2025.